Exhibit D-2(a)




                         MUTUAL ASSISTANCE AGREEMENT



      THIS AGREEMENT, dated as of October 28, 1993, between and among JERSEY CENTRAL POWER & LIGHT COMPANY ("JCP&L"), METROPOLITAN EDISON COMPANY ("MET-ED"), PENNSYLVANIA ELECTRIC COMPANY ("PENELEC"), GPU SERVICE CORPORATION ("GPUSC") AND GPU NUCLEAR CORPORATION ("GPUN") (individually a "Company" and collectively the "Companies"), each a wholly-owned subsidiary of General Public Utilities
Corporation ("GPU"), a public utility holding company registered under the Public Utility Holding Company Act of 1935 ("Act").

                             W I T N E S S E T H:
                             --------------------

      WHEREAS, JCP&L, Met-Ed and Penelec are public utility companies engaged in the production, generation, transmission, distribution and sale of electricity to and for the public in their respective service territories; and

      WHEREAS, GPUSC and GPUN are mutual service companies under Section 13 of the Act providing services pursuant to service agreements with their affiliates; and

      WHEREAS, Met-Ed and Penelec have heretofore filed an agreement with the Pennsylvania Public Utility Commission ("PaPUC") pursuant to the then Section
701.1 of the Pennsylvania Public Utility Law -- now Section 2102 of the Pennsylvania Public Utility Code (the "Code") -- with respect to the exchange of services and goods by and between them and their affiliated companies, which agreement was approved by the PaPUC by Order entered on October 1, 1982 at Docket No. G-820167; and

      WHEREAS, the subject of said Order was an agreement between the Companies which provided examples of the services contemplated thereunder such as: (a) design, engineering, construction, operation, maintenance and fuel procurement for coal-fired generating stations, (b) other fossil fuel generation services;
(c) lab testing, research and development, engineering and support services for generation, transmission and distribution, construction and maintenance; (d) microfilming; (e) records retention and storage; and (f) goods incidental to such services; and

      WHEREAS, from time to time various opportunities arise for the Companies to effect economies and better utilization of available resources through transfers of a broader range of goods and services by, between and among the Companies than contemplated by the aforementioned regulatory authorization for Met-Ed and Penelec; and

      WHEREAS, the Companies desire to obtain such additional authorization as is necessary to expand the scope of goods and services that may, if requested and available, be furnished from time to time by, between and among the Companies;

      NOW, THEREFORE, the Companies, intending to be legally bound, agree as follows:

      1. As used herein "Services" refers, but is not limited, to (i) reprographics services, (ii) restoration, maintenance and repair services for generation, transmission and distribution facilities, (iii) remittance processing services, (iv) treasury services, (v) accounts payable services, (vi) use of office, warehouse, storage and other space or facilities, (vii) data processing and other computer services and (viii) legal services. The foregoing are examples of the opportunities that have arisen or may arise for the more efficient use of resources by the parties hereto and are in addition to those examples of services set forth in the agreement referred to in the PaPUC Order of October 1, 1982.

      2. As used herein, "Goods" refers, but is not limited, to electric generating, other production, transmission, distribution, office, administrative and general plant materials, supplies and equipment not "in place" or "installed". As contemplated hereunder, transactions in Goods may, but need not be, incident to the provision of Services. The foregoing are examples of opportunities that have arisen or may arise for the more efficient use of resources by the parties hereto.

      3. From time to time, each Company, as it in its sole discretion may determine, upon the request of another Company, will furnish to such other Company, upon the terms and conditions set forth herein, one or more of the Goods and Services (including, but not limited to, in the case of Goods, those which at the time are inadequate, obsolete, unfit, or unnecessary or unadapted for use in the operations of the Company to which such request is made).

      4. All transactions carried out pursuant hereto shall be effected at cost in the case of the performance of Services, or cost less depreciation in the case of the sale of Goods, in accordance with the Act and the regulations promulgated thereunder (including, without limitation, Rules 90 and 91 under the Act, copies of which are attached hereto as Attachment I).

      5. All Services provided hereunder shall be priced at the cost thereof (including all applicable direct and indirect costs of the furnishing Company).

    6. All Goods provided hereunder shall be priced at the cost less depreciation thereof (including all applicable direct and indirect costs of the furnishing Company) in accordance with the Companies' accepted and usual accounting policies and procedures as follows:

            a. Materials and supplies (M&S) included by the Companies under Inventory Account No. 154.000 (and any successor provision thereto), will be sold at the average unit price of such goods as determined by the furnishing party's Material Inventory Control System plus an appropriate equitable allocation of the furnishing Company's "stores" and "purchasing" overhead expenses.

                  (i) Bills  will be  rendered  as soon as  practical  after the close of each month and will be payable within thirty days following receipt; provided, however, that at the election of the furnishing Company, the requesting Company shall advance, with its request, funds sufficient to enable the furnishing Company to pay therewith any significant amount of out-of-pocket expenses associated with the furnishing of the requested Goods.

            b. Goods included under Capital Account No. 101.000 (and any successor provision thereto), will be sold at cost less depreciation as carried on the books of the furnishing Company.

                  (i)  Separate  bills  for  the  sale  of  such  Goods  will be rendered, and acceptable documentation of title transfer, if required, will be provided as soon as practical after the close of each month and will be payable within thirty days following receipt; provided, however, that at the election of the furnishing Company, the requesting Company shall advance, with its request, funds sufficient to enable the furnishing Company to pay therewith any significant amount of out-of-pocket expenses associated with the furnishing of the requested Goods.

      7. In view of the fact that the Goods and Services to be furnished hereunder are to be furnished at cost less depreciation, if any, and to facilitate the undertaking of this Agreement, each Company expressly waives any right it may have to recover from the other Companies for any losses, damages, penalties, liabilities, claims or expenses (including damage to its own property or liabilities to third parties) for any cause whatsoever including without limitation the negligence of the other Companies, its employees and agents in connection with the provision of Goods and Services hereunder.

      8. The provision of Goods and Services hereunder by and for any Company hereto shall be subject to the receipt of any other regulatory approvals which may pertain to or be necessary for a particular transaction.

      9. This Agreement may be terminated with respect to any Company, effective as of the end of any calendar month, upon at least thirty days' prior written notice of such termination by such Company to the other Companies.

      IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written:

                              JERSEY CENTRAL POWER & LIGHT COMPANY


                              By:
                                   ---------------------------------


                              METROPOLITAN EDISON COMPANY

                              By:
                                   --------------------------------


                              PENNSYLVANIA ELECTRIC COMPANY

                              By:
                                   --------------------------------


                              GPU SERVICE CORPORATION

                              By:
                                   --------------------------------



                              GPU NUCLEAR CORPORATION

                              By:
                                   --------------------------------

                                 ATTACHMENT I
                                 ------------


"Rule 90.   Transactions Limited to Cost

      (a) Except as permitted by this rule, or any other applicable rule, regulation, or order of the Commission.

      (1) No registered holding company shall perform any service or construction for, or sell any goods to, any associate company thereof which is a public-utility company, a mutual service company, or a company engaged in the business of performing service or construction for, or selling goods to, associate public-utility companies, or enter into any contract to do so, and

      (2) No subsidiary company of a registered holding company (including a mutual service company) shall perform any service or construction for, or sell any goods to, any associate company thereof, or enter into any contract to do so, at more than cost as determined pursuant to Rule 91 or any other applicable rule, regulation, or order of the Commission, or in the absence thereof, in accordance with sound methods of determining cost. In the case of a sale of used goods the price shall be not more than cost less depreciation. Any charges on a basis of estimated cost shall be readjusted to actual cost at least annually, if for services or goods, and upon completion of individual projects, in case of construction.

      (b) In the case of construction for an association company of a specific project, building, or unit on which substantial expenses were incurred before August 26, 1935, pursuant to a contract made before that date, the holding company or subsidiary performing the construction shall be entitled to the proportion of its profit or fee earned prior to April 1, 1936.

      (c) If a sale of goods is merely incidental to a sale of an entire business or a substantial portion thereof, or to a sale of assets other than goods, a lump sum price for the entire transaction may include such goods without the assignment of a specific portion of the price to the cost of such goods.

      (d) The price of services, construction, or goods need not be limited to cost although the transaction comes within the terms of paragraph (a) of this rule if,

      (1) Neither the company performing the services or construction, or selling the goods, nor the associate company receiving such services or construction, or buying such goods, is (i) a public utility or holding company,
(ii) an investment company or investment trust, including any company or trust which is a medium of investment in securities for the benefit of a registered holding company or its employees or officers, or (iii) a company engaged in the business of selling goods to associate companies or performing services or construction, or (iv) a company controlling, directly or indirectly, any company specified in (i), (ii), or (iii) above; or

      (2) Such transaction consists of a sale of goods produced by the seller."

"Rule 91.   Determination of Cost.

      (a) Subject to the provisions of this rule and of any other applicable rule, regulation, or order of the Commission, a transaction shall be deemed to be performed at not more than cost if the price (taking into account all charges) does not exceed a fair and equitable allocation of expenses (including the price paid for goods) plus reasonable compensation for necessary capital procured through the issuance of capital stock (or similar securities of an unincorporated company).

      (b) Direct charges shall be made so far as costs can be identified and related to the particular transactions involved without excessive effort or expense. Other elements of cost, including taxes, interest, other overhead, and compensation for the use of capital procured by the issuance of capital stock (or similar securities of an unincorporated company) shall be fairly and equitably allocated. Interest on borrowed capital and compensation for the use of capital shall represent a reasonable return only the amount of capital reasonably necessary for the performance of services or construction for, or the selling of goods to, customers for whom transactions are required by the rules of the Commission to be performed at cost. Such amount shall not include the cost of assignment of, or any capitalization of, any service, sales, or construction contract.

      (c) Any expense (including the price paid for goods) incurred in a transaction with an associate company of the performing or selling company (directly or through one or more other associate companies thereof), to the extent that it exceeds the cost of such transaction to such associate company, shall not be included in determining cost to such performing or selling company.

      (d) Any expense (including the price paid for goods) incurred in a transaction with a person other than an associate company but not at arm's-length, to the extent that it exceeds the expense at which the performing or selling company might reasonably be expected to obtain elsewhere, or to furnish itself, comparable performance, goods, capital, or other items of expense involved (giving due regard to quality, quantity, regularity of supply, and other factors entering into the calculation of a fair price), shall not be included in determining cost to such performing or selling company."